Exhibit 99.1

Press Contact:	Investor Relations Contact:
Andrea Duffy	Marilyn Mora
Cisco	Cisco
1 (646) 295-5241	1 (408) 527-7452
anduffy@cisco.com	marilmor@cisco.com

CISCO REPORTS THIRD QUARTER EARNINGS

Solid Quarter Driven by Strong Execution; Continued Strong Margins and Momentum in Growth Areas

•	Q3 Revenue: $12.0 billion

•	Growth of 3% year over year — Q3 guidance was 1% to 4% growth year over year (normalized to exclude the SP Video CPE Business for Q3 2015)

•	Q3 Earnings per Share: $0.46 GAAP; $0.57 non-GAAP

•	Q4 Guidance:

•	Revenue: 0% - 3% growth year over year (normalized to exclude the SP Video CPE Business for Q4 2015)

•	Earnings per Share: GAAP $0.48 - $0.53; Non-GAAP: $0.59 to $0.61

SAN JOSE, Calif. — May 18, 2016 — Cisco today reported third quarter results for the period ended April 30, 2016. Cisco reported third quarter revenue of $12.0 billion, net income on a generally accepted accounting principles (GAAP) basis of $2.3 billion or $0.46 per share, and non-GAAP net income of $2.9 billion or $0.57 per share.

“We delivered a strong Q3, executing well despite the challenging environment,” said Chuck Robbins, Cisco chief executive officer. “I’m pleased with our performance today as well as the progress we’re making in transitioning our business to a more software and subscription focus, which we’ll continue to apply across our entire portfolio.”

GAAP Results

	Q3 2016	Q3 2015	Vs. Q3 2015
Revenue (including SP Video CPE Business for all periods)	$12.0 billion	$12.1 billion	(1)%
Revenue (excluding SP Video CPE Business for all periods)	$12.0 billion	$11.6 billion	3%
Net Income	$2.3 billion	$2.4 billion	(4)%
Diluted Earnings per Share (EPS)	$0.46	$0.47	(2)%

Non-GAAP Results

	Q3 2016	Q3 2015	Vs. Q3 2015
Net Income	$2.9 billion	$2.8 billion	3%
EPS	$0.57	$0.54	6%

The third quarter of fiscal 2016 had 14 weeks compared with 13 weeks in the third quarter of fiscal 2015.

A reconciliation between net income and EPS on a GAAP and non-GAAP basis is provided in the table following the Consolidated Statements of Operations. Supplementary information related to other GAAP and non-GAAP measures is also provided in the tables following.

“Once again we delivered a solid quarter in Q3, with 3% top line growth, and even faster non-GAAP EPS growth and strong margins,” said Kelly Kramer, Cisco executive vice president and chief financial officer. “We executed well on our financial strategy, allowing us to invest in our business model transition to software and recurring revenues so that our customers are able to consume Cisco technology in the way that is best for their business.”

Financial Highlights for Q3 Fiscal 2016

All comparative percentages are on a year-over-year basis unless otherwise noted.

All revenue, non-GAAP, and geographic financial information in this “Financial Highlights for Q3 Fiscal 2016” section are presented excluding the SP Video CPE Business for prior periods as it was divested during the second quarter of fiscal 2016 on November 20, 2015.

Revenue — Revenue was $12.0 billion, up 3% with product revenue up 1% and service revenue up 11%. Revenue by geographic segment was: Americas up 4%, EMEA down 2%, and APJC up 10%. Product revenue growth was led by Security, Collaboration and SP Video which increased by 17%, 10% and 18%, respectively. Wireless and Data Center each increased by 1%, while Switching and NGN Routing decreased by 3% and 5%, respectively.

Gross Margin — On a GAAP basis, total gross margin and product gross margin were 64.3% and 63.8%, respectively. The increase in the product gross margin compared with 61.6% in the third quarter of fiscal 2015 was primarily due to continued productivity improvements and the divestiture of the SP Video CPE Business, partially offset by pricing and to a lesser extent product mix.

Non-GAAP total gross margin and product gross margin were 65.2% and 64.5%, respectively. The non-GAAP product gross margin was unchanged compared to the third quarter of fiscal 2015 as continued productivity improvements were offset by pricing and to a lesser extent product mix.

GAAP service margin was 65.9% and non-GAAP service gross margin was 67.1%.

Total gross margins by geographic segment were: 66.3% for the Americas, 65.5% for EMEA and 60.4% for APJC.

Operating Expenses — On a GAAP basis, operating expenses were $4.7 billion, up 3%. Non-GAAP operating expenses were $4.2 billion, up 4%, and at 35.2% of revenue. Headcount compared with the end of the second quarter of fiscal 2016 increased by 1,447 to 73,104, driven by additional headcount from acquisitions and investments in key growth areas such as security, cloud and software.

Operating Income — GAAP operating income was $3.0 billion, up 2%, with GAAP operating margin of 24.9%. Non-GAAP operating income was $3.6 billion, up 5%, with non-GAAP operating margin at 30.0%.

Provision for Income Taxes — The GAAP tax provision rate was 23.8%. The non-GAAP tax provision rate was 22.0%.

Net Income and EPS — On a GAAP basis, net income was $2.3 billion and EPS was $0.46. On a non-GAAP basis, net income was $2.9 billion, an increase of 4%, and EPS was $0.57, an increase of 6%.

Cash Flow from Operating Activities — was $3.1 billion an increase of 1% compared with $3.0 billion for the third quarter of fiscal 2015.

Cash and Cash Equivalents and Investments — were $63.5 billion at the end of the third quarter of fiscal 2016, compared with $60.4 billion at the end of the second quarter of fiscal 2016, and compared with $60.4 billion at the end of fiscal 2015. The total cash and cash equivalents and investments available in the United States at the end of the third quarter of fiscal 2016 were $6.3 billion.

Deferred Revenue — was $15.3 billion, up 8% in total, with deferred product revenue up 9%, driven largely by subscription-based and software offerings, and deferred service revenue up 7%. Cisco continued to build a greater mix of recurring revenue as reflected in deferred revenue.

Days Sales Outstanding in Accounts Receivable (DSO) — was 33 days at the end of the third quarter of fiscal 2016, compared with 33 days at the end of the second quarter of fiscal 2016, and compared with 37 days at the end of the third quarter of fiscal 2015.

Other Financial Highlights

In the third quarter of fiscal 2016, Cisco declared and paid a cash dividend of $0.26 per common share, or $1.3 billion. For the third quarter of fiscal 2016, Cisco repurchased approximately 27 million shares of common stock under its stock repurchase program at an average price of $24.08 per share for an aggregate purchase price of $649 million.

As of April 30, 2016, Cisco had repurchased and retired 4.6 billion shares of Cisco common stock at an average price of $20.99 per share for an aggregate purchase price of approximately $95.8 billion since the inception of the stock repurchase program. The remaining authorized amount for stock repurchases under this program is approximately $16.2 billion with no termination date.

Acquisitions

During the third quarter of fiscal 2016, Cisco completed the following acquisitions:

Jasper Technologies — provides a cloud-based Internet of Things (IoT) service platform to help enterprises and service providers launch, manage and monetize IoT services on a global scale.

Acano — provides on-premises and cloud-based video infrastructure and collaboration software.

Synata — will enable us to deliver search capabilities for collaboration cloud applications.

Leaba — a fabless semiconductor company whose semiconductor expertise is expected to help to accelerate Cisco’s next generation product portfolio and bring new capabilities to the market faster.

CliQr — provides an application-defined cloud orchestration platform that is expected to help Cisco customers simplify and accelerate their private, public and hybrid cloud deployments.

Business Outlook for Q4 Fiscal 2016

Cisco estimates that GAAP EPS will be $0.48 to $0.53 which is lower than non-GAAP EPS by $0.08 to $0.11 per share in the fourth quarter of fiscal 2016 as follows:

Q4 2016
Share-based compensation expense	$0.05 - $0.06
Amortization of purchased intangible assets and other acquisition-related/divestiture costs	0.03 - 0.05

Total	$0.08 - $0.11

Share-based compensation expense is expected to impact Cisco’s results of operations in similar proportions as the third quarter of fiscal 2016. Amortization of purchased intangible assets and other acquisition-related/divestiture costs will be reported as GAAP operating expenses, cost of sales, or other income/(loss) as applicable. Except as noted above, this guidance does not include the effects of any future acquisitions/divestitures, asset impairments, restructurings and tax or other events, which may or may not be significant unless specifically stated.

On November 20, 2015, during the second quarter of fiscal 2016, Cisco completed its divestiture of the SP Video CPE Business. In order to provide a clear view of Cisco’s continuing expected financial performance, the revenue guidance for the fourth quarter of fiscal 2016 is normalized to exclude the SP Video CPE Business for the fourth quarter of fiscal 2015. The corresponding revenue in the fourth quarter of fiscal 2015 for the SP Video CPE Business was $487 million.

Cisco expects to achieve the following results for the fourth quarter of fiscal year 2016:

Business Outlook for Q4 2016
Revenue (normalized to exclude SP Video CPE Business for Q4 FY15)	0% - 3%
Non-GAAP gross margin rate	63% - 64%
Non-GAAP operating margin rate	29% - 30%
Non-GAAP tax provision rate	22%
Non-GAAP EPS	$0.59 - $0.61

Editor’s Notes:

•	Q3 fiscal year 2016 conference call to discuss Cisco’s results along with its business outlook will be held on Wednesday, May 18, 2016 at 1:30 p.m. Pacific Time. Conference call number is 1-888-848-6507 (United States) or 1-212-519-0847 (international).

•	Conference call replay will be available from 4:00 p.m. Pacific Time, May 18, 2016 to 4:00 p.m. Pacific Time, May 25, 2016 at 1-866-457-5715 (United States) or 1-203-369-1293 (international). The replay will also be available via webcast on the Cisco Investor Relations website at http://investor.cisco.com.

•	Additional information regarding Cisco’s financials, as well as a webcast of the conference call with visuals designed to guide participants through the call, will be available at 1:30 p.m. Pacific Time, May 18, 2016. Text of the conference call’s prepared remarks will be available within 24 hours of completion of the call. The webcast will include both the prepared remarks and the question-and-answer session. This information, along with the GAAP to non-GAAP reconciliation information, will be available on the Cisco Investor Relations website at http://investor.cisco.com.

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	April 30, 2016	April 25, 2015	April 30, 2016	April 25, 2015
REVENUE:
Product	$8,875	$9,326	$27,702	$27,839
Service	3,125	2,811	8,907	8,479

Total revenue	12,000	12,137	36,609	36,318

COST OF SALES:
Product	3,214	3,584	10,547	11,309
Service	1,065	1,028	3,077	3,061

Total cost of sales	4,279	4,612	13,624	14,370

GROSS MARGIN	7,721	7,525	22,985	21,948
OPERATING EXPENSES:
Research and development	1,626	1,547	4,695	4,659
Sales and marketing	2,447	2,449	7,176	7,272
General and administrative	566	510	1,281	1,504
Amortization of purchased intangible assets	81	70	221	213
Restructuring and other charges	17	24	255	411

Total operating expenses	4,737	4,600	13,628	14,059

OPERATING INCOME	2,984	2,925	9,357	7,889
Interest income	270	190	732	558
Interest expense	(175)	(139)	(496)	(417)
Other income (loss), net	4	59	(67)	238

Interest and other income (loss), net	99	110	169	379

INCOME BEFORE PROVISION FOR INCOME TAXES	3,083	3,035	9,526	8,268
Provision for income taxes	734	598	1,600	1,606

NET INCOME	$2,349	$2,437	$7,926	$6,662

Net income per share:
Basic	$0.47	$0.48	$1.57	$1.30

Diluted	$0.46	$0.47	$1.56	$1.29

Shares used in per-share calculation:
Basic	5,032	5,102	5,060	5,110

Diluted	5,065	5,148	5,095	5,154

Cash dividends declared per common share	$0.26	$0.21	$0.68	$0.59

The Consolidated Statements of Operations include the results of the SP Video CPE Business prior to its divestiture during the second quarter of fiscal 2016 on November 20, 2015. Accordingly, the nine months ended April 30, 2016 include four months of financial results for this business.

CISCO SYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME

(In millions, except per-share amounts)

	Three Months Ended		Nine Months Ended
	April 30, 2016	April 25, 2015	April 30, 2016	April 25, 2015
GAAP net income	$2,349	$2,437	$7,926	$6,662
Adjustments to cost of sales:
Share-based compensation expense	58	56	160	149
Amortization of acquisition-related intangible assets	115	172	366	586
Supplier component remediation adjustment	(74)	(164)	(74)	(164)
Rockstar patent portfolio charge	—	—	—	188
Acquisition-related/divestiture costs	—	—	1	—
Significant asset impairments and restructurings	—	—	(2)	—

Total adjustments to GAAP cost of sales	99	64	451	759

Adjustments to operating expenses:
Share-based compensation expense	337	311	927	897
Amortization of acquisition-related intangible assets	81	70	221	213
Acquisition-related/divestiture costs (1)	76	79	(55)	272
Significant asset impairments and restructurings	17	24	255	411

Total adjustments to GAAP operating expenses	511	484	1,348	1,793

Adjustments to other income (loss), net:
Gain on VCE reorganization	—	—	—	(126)

Total adjustments to GAAP income before provision for income taxes	610	548	1,799	2,426

Income tax effect of non-GAAP adjustments	(133)	(124)	(427)	(546)
Significant tax matters (2)	54	(66)	(465)	(200)

Total adjustments to GAAP provision for income taxes	(79)	(190)	(892)	(746)

Non-GAAP net income	$2,880	$2,795	$8,833	$8,342

Diluted net income per share:
GAAP	$0.46	$0.47	$1.56	$1.29

Non-GAAP	$0.57	$0.54	$1.73	$1.62

(1) During the second quarter of fiscal 2016 on November 20, 2015, Cisco completed its divestiture of the SP Video CPE Business. This sale resulted in a pre-tax gain of $285 million, net of certain transaction costs incurred. The gain on this transaction was excluded from non-GAAP net income for the first nine months of fiscal 2016.

(2) Cisco recorded certain net tax benefits totaling $465 million related to prior-year periods that were excluded from non-GAAP net income for the first nine months of fiscal 2016.

CISCO SYSTEMS, INC.

REVENUE BY SEGMENT

(In millions, except percentages)

	April 30, 2016
	Three Months Ended		Nine Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Including SP Video CPE Business for all periods:
Americas	$7,062	(3)%	$21,773	— %
EMEA	3,001	(4)%	9,176	— %
APJC	1,937	10%	5,660	8%

Total	$12,000	(1)%	$36,609	1%

Excluding SP Video CPE Business for all periods:
Americas	$7,062	4%	$21,395	3%
EMEA	3,001	(2)%	9,068	— %
APJC	1,937	10%	5,642	8%

Total	$12,000	3%	$36,105	3%

During the second quarter of fiscal 2016 on November 20, 2015, Cisco completed its divestiture of the SP Video CPE Business. SP Video CPE Business revenue for the three months ended April 25, 2015 was $519 million and for the nine months ended April 30, 2016 and April 25, 2015 was $504 million and $1,359 million, respectively.

CISCO SYSTEMS, INC.

GROSS MARGIN PERCENTAGE BY SEGMENT

(In percentages)

	April 30, 2016
	Three Months Ended	Nine Months Ended
Gross Margin Percentage:
Including SP Video CPE Business for all periods:
Americas	66.3%	64.5%
EMEA	65.5%	64.9%
APJC	60.4%	60.7%
Excluding SP Video CPE Business for all periods (1):
Americas	66.3%	65.5%
EMEA	65.5%	65.5%
APJC	60.4%	60.9%

(1) During the second quarter of fiscal 2016 on November 20, 2015, Cisco completed its divestiture of the SP Video CPE Business. SP Video CPE Business gross profit for the nine months ended April 30, 2016 was $41 million and $15 million for the Americas and EMEA, respectively.

CISCO SYSTEMS, INC.

REVENUE FOR GROUPS OF SIMILAR PRODUCTS AND SERVICES

(In millions, except percentages)

	April 30, 2016
	Three Months Ended		Nine Months Ended
	Amount	Y/Y %	Amount	Y/Y %
Revenue:
Switching	$3,447	(3)%	$10,952	(1)%
NGN Routing	1,894	(5)%	5,532	(3)%
Collaboration	1,069	10%	3,203	10%
Data Center	811	1%	2,492	7%
Wireless	615	1%	1,873	3%
Service Provider Video(1)	468	18%	1,476	23%
Security	482	17%	1,429	11%
Other	89	62%	241	33%

Product - excluding SP Video CPE Business	8,875	1%	27,198	3%
Service	3,125	11%	8,907	5%

Total - excluding SP Video CPE Business	12,000	3%	36,105	3%

SP Video CPE Business (2)	—		504

Total	$12,000	(1)%	$36,609	1%

(1) Excludes SP Video CPE Business revenue for all periods presented as it was divested during the second quarter of fiscal 2016 on November 20, 2015. SP Video CPE Business revenue was $519 million and $1,359 million for the three and nine months ended April 25, 2015, respectively.

(2) Includes SP Video CPE Business revenue through the date of divestiture of November 20, 2015.

CISCO SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	April 30, 2016	July 25, 2015
ASSETS
Current assets:
Cash and cash equivalents	$8,895	$6,877
Investments	54,617	53,539
Accounts receivable, net of allowance for doubtful accounts of $244 at April 30, 2016 and $302 at July 25, 2015	4,047	5,344
Inventories	1,343	1,627
Financing receivables, net	4,716	4,491
Deferred tax assets	2,723	2,915
Other current assets	2,230	1,490

Total current assets	78,571	76,283
Property and equipment, net	3,529	3,332
Financing receivables, net	3,900	3,858
Goodwill	26,762	24,469
Purchased intangible assets, net	2,744	2,376
Other assets	3,148	3,163

TOTAL ASSETS	$118,654	$113,481

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt	$4,164	$3,897
Accounts payable	1,007	1,104
Income taxes payable	152	62
Accrued compensation	2,745	3,049
Deferred revenue	9,662	9,824
Other current liabilities	6,273	5,687

Total current liabilities	24,003	23,623
Long-term debt	24,431	21,457
Income taxes payable	891	1,876
Deferred revenue	5,610	5,359
Other long-term liabilities	1,361	1,459

Total liabilities	56,296	53,774
Total equity	62,358	59,707

TOTAL LIABILITIES AND EQUITY	$118,654	$113,481

CISCO SYSTEMS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Nine Months Ended
	April 30, 2016	April 25, 2015
Cash flows from operating activities:
Net income	$7,926	$6,662
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and other	1,546	1,799
Share-based compensation expense	1,101	1,044
Provision for receivables	(27)	82
Deferred income taxes	229	438
Excess tax benefits from share-based compensation	(103)	(102)
(Gains) losses on divestitures, investments and other, net	(279)	(231)
Change in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable	1,412	97
Inventories	189	(235)
Financing receivables	(296)	36
Other assets	(94)	(349)
Accounts payable	(114)	101
Income taxes, net	(723)	(511)
Accrued compensation	(318)	(324)
Deferred revenue	7	217
Other liabilities	(704)	(310)

Net cash provided by operating activities	9,752	8,414

Cash flows from investing activities:
Purchases of investments	(36,366)	(30,617)
Proceeds from sales of investments	23,806	13,890
Proceeds from maturities of investments	11,790	11,632
Acquisition of businesses, net of cash and cash equivalents acquired	(3,161)	(238)
Proceeds from business divestiture	372	—
Purchases of investments in privately held companies	(202)	(155)
Return of investments in privately held companies	74	274
Acquisition of property and equipment	(880)	(907)
Proceeds from sales of property and equipment	11	8
Other	(195)	(115)

Net cash used in investing activities	(4,751)	(6,228)

Cash flows from financing activities:
Issuances of common stock	771	1,584
Repurchases of common stock—repurchase program	(3,154)	(3,325)
Shares repurchased for tax withholdings on vesting of restricted stock units	(469)	(415)
Short-term borrowings, original maturities less than 90 days, net	(4)	496
Issuances of debt	6,978	—
Repayments of debt	(3,863)	(507)
Excess tax benefits from share-based compensation	103	102
Dividends paid	(3,441)	(3,017)
Other	96	40

Net cash used in financing activities	(2,983)	(5,042)

Net increase (decrease) in cash and cash equivalents	2,018	(2,856)
Cash and cash equivalents, beginning of period	6,877	6,726

Cash and cash equivalents, end of period	$8,895	$3,870

Supplemental cash flow information:
Cash paid for interest	$691	$646
Cash paid for income taxes, net	$2,093	$1,680

Certain reclassifications have been made to prior year amounts to conform to the current year’s presentation.

CISCO SYSTEMS, INC.

DEFERRED REVENUE

(In millions)

	April 30, 2016	January 23, 2016	April 25, 2015
Deferred revenue:
Service	$9,866	$9,657	$9,236
Product:
Unrecognized revenue on product shipments and other deferred revenue	4,987	4,974	4,258
Cash receipts related to unrecognized revenue from two-tier distributors	419	554	687

Total product deferred revenue	5,406	5,528	4,945

Total	$15,272	$15,185	$14,181

Reported as:
Current	$9,662	$9,796	$9,371
Noncurrent	5,610	5,389	4,810

Total	$15,272	$15,185	$14,181

CISCO SYSTEMS, INC.

INVENTORIES AND INVENTORY TURNS

(In millions, except annualized inventory turns)

	April 30, 2016	January 23, 2016	April 25, 2015
Inventories:
Raw materials	$108	$99	$264
Work in process	—	1	2
Finished goods:
Distributor inventory and deferred cost of sales	513	564	635
Manufactured finished goods	469	446	547

Total finished goods	982	1,010	1,182
Service-related spares	234	224	268
Demonstration systems	19	28	44

Total	$1,343	$1,362	$1,760

Annualized inventory turns - GAAP	12.0	12.6	10.1
Cost of sales adjustments	(0.3)	(0.4)	(0.1)

Annualized inventory turns - non-GAAP	11.7	12.2	10.0

CISCO SYSTEMS, INC.

DIVIDENDS PAID AND REPURCHASES OF COMMON STOCK

(In millions, except per-share amounts)

	DIVIDENDS		STOCK REPURCHASE PROGRAM			TOTAL
Quarter Ended	Per Share	Amount	Shares	Weighted- Average Price per Share	Amount	Amount
Fiscal 2016
April 30, 2016	$0.26	$1,308	27	$24.08	$649	$1,957
January 23, 2016	0.21	1,065	48	26.12	1,262	2,327
October 24, 2015	0.21	1,068	45	26.83	1,207	2,275

	$0.68	$3,441	120	$25.93	$3,118	$6,559

Fiscal 2015
July 25, 2015	$0.21	$1,069	35	$28.62	$1,005	$2,074
April 25, 2015	0.21	1,070	35	28.39	1,008	2,078
January 24, 2015	0.19	974	44	27.63	1,208	2,182
October 25, 2014	0.19	973	41	24.58	1,013	1,986

Total	$0.80	$4,086	155	$27.22	$4,234	$8,320

CISCO SYSTEMS, INC.

FREE CASH FLOW

(In millions)

	Three Months Ended
	April 30, 2016	January 23, 2016	April 25, 2015
Net cash provided by operating activities	$3,064	$3,922	$3,040
Acquisition of property and equipment	(304)	(314)	(357)

Free cash flow	$2,760	$3,608	$2,683

CISCO SYSTEMS, INC.

SUPPLEMENTARY INFORMATION - RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES

GROSS MARGINS, OPERATING EXPENSES, OPERATING MARGINS, AND NET INCOME

(In millions, except percentages)

	Three Months Ended April 30, 2016

	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Y/Y	Operating Income	Y/Y	Net Income	Y/Y
GAAP amount	$5,661	$2,060	$7,721	$4,737	3%	$2,984	2%	$2,349	(4)%
% of revenue	63.8%	65.9%	64.3%	39.5%		24.9%		19.6%
Adjustments to GAAP amounts:
Share-based compensation expense	21	37	58	337		395		395
Amortization of acquisition-related intangible assets	115	—	115	81		196		196
Supplier component remediation adjustment	(74)	—	(74)	—		(74)		(74)
Acquisition/divestiture-related costs	—	—	—	76		76		76
Significant asset impairments and restructurings	—	—	—	17		17		17
Income tax/significant tax matters	—	—	—	—		—		(79)

Non-GAAP amount	$5,723	$2,097	$7,820	$4,226	4%	$3,594	5%	$2,880	4%

% of revenue	64.5%	67.1%	65.2%	35.2%		30.0%		24.0%

On November 20, 2015, during the second quarter of fiscal 2016, Cisco completed its divestiture of the SP Video CPE Business. Accordingly, the growth rates above are normalized to exclude the SP Video CPE Business for the third quarter of fiscal 2015 as detailed in the table below.

	Three Months Ended April 25, 2015
	Product Gross Margin	Service Gross Margin	Total Gross Margin	Operating Expenses	Operating Income	Net Income
GAAP amount	$5,742	$1,783	$7,525	$4,600	$2,925	$2,437
% of revenue	61.6%	63.4%	62.0%	37.9%	24.1%	20.1%
Adjustments to GAAP amounts:
Share-based compensation expense	12	44	56	311	367	367
Amortization of acquisition-related intangible assets	172	—	172	70	242	242
Supplier component remediation adjustment	(164)	—	(164)	—	(164)	(164)
Acquisition/divestiture-related costs	—	—	—	79	79	79
Significant asset impairments and restructurings	—	—	—	24	24	24
Income tax/significant tax matters	—	—	—	—	—	(190)

Non-GAAP amount	$5,762	$1,827	$7,589	$4,116	$3,473	$2,795
Less: SP Video CPE Business	(84)	—	(84)	(37)	(47)	(36)

Non-GAAP amount (excluding SP Video CPE Business)	$5,678	$1,827	$7,505	$4,079	$3,426	$2,759

% of revenue	64.5%	65.0%	64.6%	35.1%	29.5%	23.7%

EFFECTIVE TAX RATE

(In percentages)

	Three Months Ended		Nine Months Ended
	April 30, 2016	April 25, 2015	April 30, 2016	April 25, 2015
GAAP effective tax rate	23.8%	19.7%	16.8%	19.4%
Tax effect of non-GAAP adjustments to net income	(1.8)%	2.3%	5.2%	2.6%

Non-GAAP effective tax rate	22.0%	22.0%	22.0%	22.0%

COST OF SALES USED IN INVENTORY TURNS

(In millions)

	Three Months Ended
	April 30, 2016	January 23, 2016	April 25, 2015
GAAP cost of sales	$4,279	$4,495	$4,612
Cost of sales adjustments:
Share-based compensation expense	(58)	(51)	(56)
Amortization of acquisition-related intangible assets	(115)	(123)	(172)
Supplier component remediation adjustment	74	—	164
Acquisition-related/divestiture costs	—	(1)	—
Significant asset impairments and restructurings	—	1	—

Non-GAAP cost of sales	$4,180	$4,321	$4,548

Forward Looking Statements, Non-GAAP Information and Additional Information

This release may be deemed to contain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among other things, statements regarding future events (such as the impact of the challenging macro environment, our ability to transition our business model to software and recurring revenues across our entire portfolio, our ability to deliver profitable growth and maintain strong margins, and our financial guidance) and the future financial performance of Cisco that involve risks and uncertainties. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors, including: business and economic conditions and growth trends in the networking industry, our customer markets and various geographic regions; global economic conditions and uncertainties in the geopolitical environment; overall information technology spending; the growth and evolution of the Internet and levels of capital spending on Internet-based systems; variations in customer demand for products and services, including sales to the service provider market and other customer markets; the return on our investments in certain priorities, key growth areas, and in certain geographical locations, as well as maintaining leadership in routing, switching and services; the timing of orders and manufacturing and customer lead times; changes in customer order patterns or customer mix; insufficient, excess or obsolete inventory; variability of component costs; variations in sales channels, product costs or mix of products sold; our ability to successfully acquire businesses and technologies and to successfully integrate and operate these acquired businesses and technologies; our ability to achieve expected benefits of our partnerships; increased competition in our product and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; manufacturing and sourcing risks; product defects and returns; litigation involving patents, intellectual property, antitrust, shareholder and other matters, and governmental investigations; man-made problems such as cyber-attacks, data protection breaches, computer viruses or terrorism; natural catastrophic events; a pandemic or epidemic; our ability to achieve the benefits anticipated from our investments in sales, engineering, service, marketing and manufacturing activities; our ability to recruit and retain key personnel; our ability to manage financial risk, and to manage expenses during economic downturns; risks related to the global nature of our operations, including our operations in emerging markets; currency fluctuations and other international factors; changes in provision for income taxes, including changes in tax laws and regulations or adverse outcomes resulting from examinations of our income tax returns; potential volatility in operating results; and other factors listed in Cisco’s most recent reports on Forms 10-Q and 10-K filed on February 18, 2016 and September 8, 2015, respectively. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in Cisco’s most recent reports on Forms 10-Q and 10-K as each may be amended from time to time. Cisco’s results of operations for the three and nine months ended April 30, 2016 are not necessarily indicative of Cisco’s operating results for any future periods. Any projections in this release are based on limited information currently available to Cisco, which is subject to change. Although any such projections and the factors influencing them will likely change, Cisco will not necessarily update the information, since Cisco will only provide guidance at certain points during the year. Such information speaks only as of the date of this release.

This release includes non-GAAP net income, non-GAAP gross margins, non-GAAP operating expenses, non-GAAP operating income and margin, non-GAAP effective tax rates, non-GAAP net income per share data, non-GAAP inventory turns and free cash flow for the periods presented. It also includes future estimated ranges for gross margin, operating margin, tax provision rate and EPS on a non-GAAP basis.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Cisco believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cisco’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Cisco’s results of operations in conjunction with the corresponding GAAP measures.

Cisco believes that the presentation of non-GAAP measures when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations. In addition, Cisco believes that the presentation of non-GAAP inventory turns provides useful information to investors and management regarding financial and business trends relating to inventory management based on the operating activities of the periods presented. Cisco believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because of its intent to return a stated percentage of free cash flow to shareholders in the form of dividends and stock repurchases. Cisco further regards free cash flow as a useful measure because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock and pay dividends on its common stock, after deducting capital investments.

For its internal budgeting process, Cisco’s management uses financial statements that do not include, when applicable, share-based compensation expense, amortization of acquisition-related intangible assets, impact to cost of sales from purchase accounting adjustments to inventory, acquisition-related/divestiture costs, significant asset impairments and restructurings, significant litigation and other contingencies, significant gains and losses on investments, the income tax effects of the foregoing and significant tax matters. Cisco’s management also uses the foregoing non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the financial results of Cisco. In prior periods, Cisco has excluded other items that it no longer excludes for purposes of its non-GAAP financial measures. From time to time in the future there may be other items that Cisco may exclude for purposes of its internal budgeting process and in reviewing its financial results. For additional information on the items excluded by Cisco from one or more of its non-GAAP financial measures, refer to the Form 8-K regarding this release furnished today to the Securities and Exchange Commission.

Cisco divested the Customer Premises Equipment portion of the Service Provider Video Connected Devices business (“SP Video CPE Business”) during the second quarter of fiscal 2016 on November 20, 2015. This release includes, where indicated, financial measures that exclude the SP Video CPE Business. Cisco believes that the presentation of these measures provides useful information to investors and management regarding financial and business trends relating to its financial condition and its historical and projected results of operations because the SP Video CPE Business is no longer part of Cisco and will not be part of Cisco on a go forward basis. Cisco’s management also uses the financial measures excluding the SP Video CPE Business in reviewing the financial results of Cisco.

About Cisco

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